Exhibit 99.1

VMware Reports Third Quarter 2014 Results

- Year-over-Year Revenue Growth of 18% to $1.52 Billion

- GAAP EPS of $0.45; Non-GAAP EPS of $0.87, an increase of 3% year over year

- 32,000 attendees at VMworld® 2014, in San Francisco and Barcelona

PALO ALTO, Calif., October 21, 2014 — VMware, Inc. (NYSE: VMW), the global leader in virtualization and cloud infrastructure, today announced financial results for the third quarter of 2014:

•	Revenues for the third quarter were $1.52 billion, an increase of 18% from the third quarter of 2013.

•	Operating income for the third quarter was $242 million, a decrease of 16% from the third quarter of 2013, reflecting the impact of the AirWatch acquisition. Non-GAAP operating income for the third quarter was $460 million, an increase of 5% from the third quarter of 2013, also reflecting the impact of the AirWatch acquisition, as expected.

•	Net income for the third quarter was $194 million, or $0.45 per diluted share, down 26% per diluted share compared to $261 million, or $0.60 per diluted share, for the third quarter of 2013. Non-GAAP net income for the quarter was $377 million, or $0.87 per diluted share, up 3% per diluted share compared to $363 million, or $0.84 per diluted share, for the third quarter of 2013. Both GAAP and Non-GAAP results on a year-over-year basis primarily reflect the acquisition of AirWatch, completed in the first quarter of 2014, as expected

•	Cash, cash equivalents and short-term investments were $7.09 billion, and unearned revenues were $4.37 billion as of September 30, 2014.

“In every region of the world, customers are making a long-term bet on VMware to help them transform their businesses and embrace a new model for IT,” said Pat Gelsinger, CEO of VMware. “Customers are looking to VMware for technology choices that liberate them from the constraints of hardware, and which offer a new model for security, optimized for a world of millions of applications.”

“Our third-quarter revenue grew 18%, reflecting strong customer adoption of our products and services,” said Jonathan Chadwick, chief financial officer. “We are especially pleased by the performance of our newer businesses such as mobility, networking, storage, and hybrid cloud, which made significant progress in delivering against our long-term strategy.”

Recent Highlights & Strategic Announcements

•	At VMworld® 2014, VMware recently hosted 32,000 customers, partners and influencers in San Francisco and Barcelona while announcing a wave of new products and partnerships across the company’s portfolio.

•	VMware introduced EVO: RAIL™, a hyper-converged infrastructure appliance that helps customers streamline the deployment and scale-out of Software-Defined IT infrastructure. VMware EVO: RAIL is the first solution in a family of hyper-converged infrastructure offerings from VMware.

•	VMware continues to rapidly expand the capabilities and global footprint of its vCloud Air™ hybrid cloud platform. At VMworld 2014 Europe last week, the company announced a new VMware-operated data center in Germany, which will help address German and EU compliance and data protection regulations.

•	VMware recently unveiled the vRealize™ Suite 6, its cloud management platform purpose-built for managing the hybrid cloud. VMware also unveiled a major update of VMware vRealize Operations™ and the new VMware vRealize Code Stream™ to enable DevOps teams to deliver frequent, reliable software releases.

•	VMware announced a joint initiative with Docker, Google and Pivotal to help enterprises run and manage container-based applications on a common platform. In addition, the company announced the VMware Integrated OpenStack offering that enables IT organizations to quickly and cost-effectively deliver developer-friendly OpenStack APIs and tools on top of their existing VMware infrastructure.

•	VMware announced strategic technology and go-to-market NSX™ partnerships with Arista Networks, F5 and HP, as well as a technology and global reseller agreement with Dell to deliver NSX solutions worldwide. In addition, VMware announced a partnership with Palo Alto Networks to deliver unified security for the hybrid cloud and announced plans with CSC for their new web scale Infrastructure-as-a-Service platform, which will be built on OpenStack and VMware’s software-defined data center solutions, including NSX.

•	VMware acquired CloudVolumes, a leading provider of real-time application delivery technology. The company also unveiled VMware Workspace™ Suite, a new integrated platform for managing applications, data and devices, which offers a single, integrated portal to access AirWatch® by VMware solutions, and VMware Horizon®. In addition, VMware’s end-user computing business announced key partnerships with HP, SAP, NVIDIA and Google.

The company will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to review financial results and business outlook. A live web broadcast of the event will be available on the VMware investor relations website at http://ir.vmware.com. Slides will accompany the web broadcast. The replay of the webcast and slides will be available on the website for two months. In addition, seven quarters of historical data for revenues and unearned revenues, excluding revenues generated each period by the products and services contributed to Pivotal Software, Inc. on April 1, 2013 and the products and services associated with the divestitures that occurred in 2013 will also be made available at http://ir.vmware.com in conjunction with the conference call.

# # #

About VMware

VMware is the leader in virtualization and cloud infrastructure solutions that enable businesses to thrive in the Cloud Era. Customers rely on VMware to help them transform the way they build, deliver and consume Information Technology resources in a manner that is evolutionary and based on their specific needs. With 2013 revenues of $5.21 billion, VMware has more than 500,000 customers and 75,000 partners. The company is headquartered in Silicon Valley with offices throughout the world and can be found online at www.vmware.com.

Additional Information

VMware’s website is located at www.vmware.com, and its investor relations website is located at http://ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes materials that VMware files with the SEC; announcements of investor conferences and events at which its executives talk about its products, services and competitive strategies; webcasts of its quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; and other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting.

VMware, VMworld, EVO: RAIL, vCloud Air, vRealize, vRealize Operations, vRealize Code Stream, NSX, VMware Workstation, and Horizon are registered trademarks or trademarks of VMware or its subsidiaries in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations. All other marks and names mentioned herein may be trademarks of their respective organizations.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding expectations for the transformation of IT; continued customer adoption of VMware products and services; future hyper-converged infrastructure offerings; the expansion of vCloud Air, including a new data center in Germany; and expected product capabilities and benefits to customers arising from VMware’s joint initiative with Docker, Google and Pivotal, the VMware Integrated OpenStack offering, NSX and end-user computing partnerships, NSX reseller arrangements, VMware’s plans with CSC for a new web scale Infrastructure-as-a-Service platform and newly announced VMware products and services, such as EVO: RAIL, vRealize Suite 6, VMware vRealize Code Stream and VMware Workspace Suite. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer, government and information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing industries, and new product and marketing initiatives by VMware’s competitors; (iv) VMware’s customers’ ability to transition to new products and computing strategies such as cloud computing, desktop virtualization and the software defined data center; (v) the uncertainty of customer acceptance of emerging technology; (vi) changes in the willingness of customers to enter into longer term licensing and support arrangements; (vii) rapid technological changes in the virtualization software and cloud, end user and mobile computing industries; (viii) changes to product and service development timelines; (ix) VMware’s relationship with EMC Corporation and EMC’s ability to control matters requiring stockholder approval, including the election of VMware’s board members; (x) VMware’s ability to protect its proprietary technology; (xi) VMware’s ability to attract and retain highly qualified employees; and (xii) the successful integration of acquired companies and assets into VMware. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Paul Ziots

VMware Investor Relations

pziots@vmware.com

650-427-3267

Joan Stone

VMware Global Communications

joanstone@vmware.com

650-427-4436

VMware, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
License	$639	$564	$1,814	$1,583
Services	876	725	2,519	2,141

Total revenues	1,515	1,289	4,333	3,724
Operating expenses (1):
Cost of license revenues	46	51	143	163
Cost of services revenues	196	132	519	375
Research and development	327	266	936	797
Sales and marketing	529	449	1,550	1,308
General and administrative	169	103	498	298
Realignment charges	6	1	4	64

Operating income	242	287	683	719
Investment income	11	7	28	21
Interest expense with EMC	(7)	(1)	(18)	(3)
Other income (expense), net	(2)	15	(2)	29

Income before income taxes	244	308	691	766
Income tax provision	50	47	131	87

Net income	$194	$261	$560	$679

Net income per weighted-average share, basic for Class A and Class B	$0.45	$0.61	$1.30	$1.58

Net income per weighted-average share, diluted for Class A and Class B	$0.45	$0.60	$1.29	$1.57

Weighted-average shares, basic for Class A and Class B	430,463	429,709	430,408	428,690
Weighted-average shares, diluted for Class A and Class B	434,118	433,182	434,656	432,916

(1) Includes stock-based compensation as follows:

Cost of license revenues	$1	$1	$2	$2
Cost of services revenues	11	7	31	21
Research and development	61	52	187	165
Sales and marketing	43	37	128	106
General and administrative	17	16	51	42
Realignment charges	—	—	—	6

VMware, Inc.

CONSOLIDATED BALANCE SHEETS

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$2,293	$2,305
Short-term investments	4,801	3,870
Accounts receivable, net of allowance for doubtful accounts of $2	957	1,220
Deferred tax asset	232	190
Other current assets	249	96

Total current assets	8,532	7,681
Property and equipment, net	969	845
Other assets, net	155	107
Deferred tax asset	156	60
Intangible assets, net	772	607
Goodwill	3,935	3,027

Total assets	$14,519	$12,327

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$150	$109
Accrued expenses and other	779	608
Due to related parties, net	17	18
Unearned revenues	2,725	2,558

Total current liabilities	3,671	3,293
Note payable to EMC	1,500	450
Unearned revenues	1,650	1,534
Other liabilities	262	234

Total liabilities	7,083	5,511
Commitments and contingencies
Stockholders’ equity:
Class A common stock, par value $.01; authorized 2,500,000 shares; issued and outstanding 131,103 and 130,349 shares	1	1
Class B convertible common stock, par value $.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3	3
Additional paid-in capital	3,553	3,496
Accumulated other comprehensive income	1	4
Retained earnings	3,872	3,312

Total VMware, Inc.’s stockholders’ equity	7,430	6,816
Non-controlling interests	6	—

Total stockholders’ equity	7,436	6,816

Total liabilities and stockholders’ equity	$14,519	$12,327

VMware, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Operating activities:
Net income	$194	$261	$560	$679
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	91	82	255	261
Stock-based compensation	133	113	399	332
Excess tax benefits from stock-based compensation	(8)	(12)	(34)	(60)
Deferred income taxes, net	(36)	32	(115)	41
Non-cash realignment charges	—	—	—	15
Gain on disposition of certain lines of business and other, net	—	(12)	—	(31)
Other	—	4	—	3
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	163	152	293	360
Other assets	(27)	4	(70)	(72)
Due to/from related parties, net	57	49	25	84
Accounts payable	49	(2)	41	16
Accrued expenses	(60)	(69)	(4)	(91)
Income taxes receivable from EMC	—	—	—	15
Income taxes payable	65	(2)	178	(4)
Unearned revenues	(15)	37	237	300

Net cash provided by operating activities	606	637	1,765	1,848

Investing activities:
Additions to property and equipment	(100)	(94)	(254)	(247)
Purchases of available-for-sale securities	(998)	(573)	(2,974)	(2,227)
Sales of available-for-sale securities	610	253	1,551	1,072
Maturities of available-for-sale securities	162	227	483	597
Proceeds from disposition of certain lines of business	—	6	—	37
Purchase of strategic investments	(1)	(7)	(41)	(7)
Business acquisitions, net of cash acquired	(44)	—	(1,112)	(184)
Increase in restricted cash	—	(1)	(76)	(3)
Other investing	—	—	(10)	(1)

Net cash used in investing activities	(371)	(189)	(2,433)	(963)

Financing activities:
Proceeds from issuance of common stock	59	70	158	185
Proceeds from issuance of note payable to EMC	—	—	1,500	—
Repayment of note payable to EMC	—	—	(450)	—
Reduction in capital from EMC	—	—	(24)	—
Proceeds from non-controlling interests	7	—	7	—
Repurchase of common stock	(43)	(90)	(450)	(392)
Excess tax benefits from stock-based compensation	8	12	34	60
Shares repurchased for tax withholdings on vesting of restricted stock	(27)	(17)	(119)	(84)

Net cash provided by (used in) financing activities	4	(25)	656	(231)

Net increase (decrease) in cash and cash equivalents	239	423	(12)	654
Cash and cash equivalents at beginning of the period	2,054	1,840	2,305	1,609

Cash and cash equivalents at end of the period	$2,293	$2,263	$2,293	$2,263

VMware, Inc.

SUPPLEMENTAL REVENUES SCHEDULE

(INCLUDES RECONCILIATION OF GAAP TO NON-GAAP DATA)

(in millions)

(unaudited)

	For the Three Months Ended			For the Three Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Revenues as reported (1):
License	$639	$614	$561	$687	$564	$531	$488
Software maintenance	779	737	701	699	644	614	605
Professional services	97	106	98	97	81	98	98

Total revenues	$1,515	$1,457	$1,360	$1,483	$1,289	$1,243	$1,191

Change (%) over prior year (4)
License	13.4%	15.8%	14.8%	15.1%	14.8%	2.6%	1.3%
Software maintenance	21.0%	20.0%	15.8%	18.3%	16.9%	18.3%	23.0%
Professional services	18.6%	7.5%	0.4%	-8.4%	-11.4%	13.4%	20.8%

Total revenues	17.5%	17.2%	14.2%	14.7%	13.7%	10.7%	12.9%

Revenues as reported, excluding Pivotal (2)
License	$639	$614	$561	$687	$564	$531	$485
Software maintenance	779	737	701	699	644	614	601
Professional services	97	106	98	97	81	98	84

Total revenues	$1,515	$1,457	$1,360	$1,483	$1,289	$1,243	$1,170

Change (%) over prior year (4)
License	13.4%	15.8%	15.7%	16.6%	16.0%	4.4%	1.5%
Software maintenance	21.0%	20.0%	16.6%	19.2%	17.8%	19.3%	23.0%
Professional services	18.6%	7.5%	17.4%	24.5%	14.0%	45.1%	19.8%

Total revenues	17.5%	17.2%	16.3%	18.3%	16.8%	14.0%	12.8%

Revenues as reported, excluding Pivotal and all dispositions (3)
License	$639	$614	$561	$687	$562	$526	$476
Software maintenance	779	737	701	699	642	611	590
Professional services	97	106	98	97	81	98	83

Total revenues	$1,515	$1,457	$1,360	$1,483	$1,285	$1,235	$1,149

Change (%) over prior year (4)
License	13.7%	16.7%	17.8%	18.2%	17.3%	5.3%	1.1%
Software maintenance	21.5%	20.7%	18.9%	21.8%	20.0%	21.3%	23.4%
Professional services	18.9%	8.0%	18.2%	24.8%	15.4%	45.6%	19.9%

Total revenues	17.9%	18.0%	18.4%	20.3%	18.5%	15.4%	12.9%

Reconciliation of “revenues as reported” to “revenues as reported, excluding Pivotal and all dispositions”:

Revenues as reported, excluding Pivotal and all dispositions (3)	$1,515	$1,457	$1,360	$1,483	$1,285	$1,235	$1,149
Pivotal	—	—	—	—	—	—	22
All dispositions	—	—	—	—	4	8	20

Revenues as reported (1)	$1,515	$1,457	$1,360	$1,483	$1,289	$1,243	$1,191

(1)	Represents revenues reported each quarter.
(2)	Represents revenues reported each quarter less the revenues attributable to products and services contributed by VMware to Pivotal Software, Inc. (“Pivotal”) on April 1, 2013. All quarters have been adjusted to exclude the related revenues.
(3)	Represents revenues reported each quarter less a) the revenues attributable to products and services contributed by VMware to Pivotal on April 1, 2013 and b) the revenues attributable to all lines of businesses which were disposed of in 2013, including Zimbra which was disposed of in July 2013. All quarters have been adjusted to exclude the related revenues.
(4)	Changes over prior periods are calculated based upon the respective underlying, non-rounded data.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUES SCHEDULE

(INCLUDES RECONCILIATION OF GAAP TO NON-GAAP DATA)

(in millions)

(unaudited)

	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Unearned revenues as reported (1)
License	$428	$476	$459	$465	$415	$427	$446
Software maintenance	3,558	3,541	3,378	3,304	2,937	2,903	2,797
Professional services	389	372	335	323	284	266	247

Total unearned revenues	$4,375	$4,389	$4,172	$4,092	$3,636	$3,596	$3,490

Change (%) over prior year (3)
License	3.3%	11.5%	2.8%	0.5%	13.3%	13.7%	19.6%
Software maintenance	21.2%	22.0%	20.8%	19.9%	21.6%	23.2%	24.5%
Professional services	36.6%	39.7%	35.6%	33.1%	34.3%	26.8%	30.6%

Total unearned revenues	20.3%	22.0%	19.6%	18.3%	21.5%	22.2%	24.3%

Unearned revenues as reported, excluding Pivotal and all dispositions (2)
License	$428	$476	$459	$465	$414	$427	$407
Software maintenance	3,558	3,541	3,378	3,304	2,933	2,903	2,736
Professional services	389	372	335	323	285	266	246

Total unearned revenues	$4,375	$4,389	$4,172	$4,092	$3,632	$3,596	$3,389

Change (%) over prior year (3)
License	3.5%	11.5%	12.8%	12.3%	26.4%	27.1%	15.7%
Software maintenance	21.3%	22.0%	23.5%	23.7%	25.0%	26.8%	25.0%
Professional services	36.6%	39.7%	36.5%	34.4%	35.7%	28.7%	31.7%

Total unearned revenues	20.5%	22.0%	23.1%	23.0%	26.0%	27.0%	24.3%

Reconciliation of “unearned revenues as reported” to “unearned revenues as reported, excluding Pivotal and all dispositions”:
Unearned revenues as reported, excluding Pivotal and all dispositions (2)	$4,375	$4,389	$4,172	$4,092	$3,632	$3,596	$3,389
Pivotal and all dispositions	—	—	—	—	4	—	101

Unearned revenues as reported (1)	$4,375	$4,389	$4,172	$4,092	$3,636	$3,596	$3,490

(1)	Represents unearned revenues reported each quarter.
(2)	Represents unearned revenues reported each quarter less a) the unearned revenues attributable to products and services contributed by VMware to Pivotal on April 1, 2013 and b) the unearned revenues attributable to all lines of businesses which were disposed of in 2013, including Zimbra which was disposed of in July 2013. All quarters have been adjusted to exclude the related unearned revenues.
(3)	Changes over prior periods are calculated based upon the respective underlying, non-rounded data.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended September 30, 2014

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Operating expenses:
Cost of license revenues	$46	(1)	—	(28)	—	—	—	$18
Cost of services revenues	$196	(11)	—	—	—	—	—	$185
Research and development	$327	(61)	(1)	(2)	—	—	—	$264
Sales and marketing	$529	(43)	(2)	(5)	—	—	—	$478
General and administrative	$169	(17)	—	(1)	—	(41)	—	$110
Realignment charges	$6	—	—	—	(6)	—	—	$—
Operating income	$242	133	3	36	6	41	—	$460
Operating margin (2)	16.0%	8.8%	0.2%	2.4%	0.4%	2.7%	—	30.4%
Income before income taxes	$244	133	3	36	6	41	—	$462
Income tax provision	$50	—	—	—	—	—	36	$85
Tax rate (2)	20.4%							18.5%
Net income	$194	133	3	36	6	41	(36)	$377
Net income per weighted-average share, basic for Class A and Class B (2) (3)	$0.45	$0.31	$0.01	$0.08	$0.01	$0.10	$(0.08)	$0.88
Net income per weighted-average share, diluted for Class A and Class B (2) (4)	$0.45	$0.31	$0.01	$0.08	$0.01	$0.10	$(0.08)	$0.87

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 430,463 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 434,118 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended September 30, 2013

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Capitalized Software Development Costs (1)	Gain on Disposition of Certain Lines of Business & Other, Net	Tax Adjustment (2)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$51	(1)	—	(22)	—	—	(8)	—	—	$20
Cost of services revenues	$132	(7)	—	—	—	—	—	—	—	$125
Research and development	$266	(52)	(1)	(1)	—	—	—	—	—	$212
Sales and marketing	$449	(37)	(1)	(1)	—	—	—	—	—	$410
General and administrative	$103	(16)	—	—	—	(1)	—	—	—	$86
Realignment charges	$1	—	—	—	(1)	—	—	—	—	$—
Operating income	$287	113	2	24	1	1	8	—	—	$436
Operating margin	22.4%	8.7%	0.2%	1.9%	—	0.1%	0.6%	—	—	33.9%
Other income (expense), net	$15	—	—	—	—	—	—	(12)	—	$3
Income before income taxes	$308	113	2	24	1	1	8	(12)	—	$445
Income tax provision	$47								35	$82
Tax rate	15.3%									18.5%
Net income	$261	113	2	24	1	1	8	(12)	(35)	$363
Net income per weighted-average share, basic for Class A and Class B (3)	$0.61	$0.26	$0.01	$0.06	$—	$—	$0.02	$(0.03)	$(0.08)	$0.85
Net income per weighted-average share, diluted for Class A and Class B (4)	$0.60	$0.26	$0.01	$0.06	$—	$—	$0.02	$(0.03)	$(0.08)	$0.84

(1)	For the third quarter of 2013, no costs were capitalized for the development of software products. Amortization expense from previously capitalized amounts was $8.
(2)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(3)	Calculated based upon 429,709 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 433,182 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Nine Months Ended September 30, 2014

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Certain Litigation and Other Contingencies	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Operating expenses:
Cost of license revenues	$143	(2)	—	(79)	—	—	—	—	$61
Cost of services revenues	$519	(31)	(1)	(1)	—	—	—	—	$488
Research and development	$936	(187)	(3)	(5)	—	—	—	—	$742
Sales and marketing	$1,550	(128)	(3)	(14)	—	—	—	—	$1,402
General and administrative	$498	(51)	(1)	(1)	—	(107)	(11)	—	$328
Realignment charges	$4	—	—	—	(4)	—	—	—	$—
Operating income	$683	399	8	100	4	107	11	—	$1,312
Operating margin (2)	15.8%	9.2%	0.2%	2.3%	0.1%	2.5%	0.2%	—	30.3%
Other income (expense), net	$(2)	—	—	—	—	1	—	—	$(1)
Income before income taxes	$691	399	8	100	4	108	11	—	$1,321
Income tax provision	$131	—	—	—	—	—	—	114	$244
Tax rate (2)	18.9%								18.5%
Net income	$560	399	8	100	4	108	11	(114)	$1,077
Net income per weighted-average share, basic for Class A and Class B (2) (3)	$1.30	$0.93	$0.02	$0.23	$0.01	$0.25	$0.02	$(0.26)	$2.50
Net income per weighted-average share, diluted for Class A and Class B (2) (4)	$1.29	$0.92	$0.02	$0.23	$0.01	$0.25	$0.02	$(0.26)	$2.48

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 430,408 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 434,656 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Nine Months Ended September 30, 2013

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Capitalized Software Development Costs (1)	Gain on Disposition of Certain Lines of Business & Other, Net	Tax Adjustment (2)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$163	(2)	—	(67)	—	—	(34)	—	—	$60
Cost of services revenues	$375	(21)	(2)	(2)	—	—	—	—	—	$350
Research and development	$797	(165)	(3)	(2)	—	—	—	—	—	$627
Sales and marketing	$1,308	(106)	(3)	(6)	—	—	—	—	—	$1,193
General and administrative	$298	(42)	(2)	—	—	(3)	—	—	—	$251
Realignment charges	$64	—	—	—	(64)	—	—	—	—	$—
Operating income	$719	336	10	77	64	3	34	—	—	$1,243
Operating margin	19.3%	9.0%	0.2%	2.1%	1.7%	0.1%	0.9%	—	—	33.3%
Other income (expense), net	$29	—	—	—	—	—	—	(31)	—	$(2)
Income before income taxes	$766	336	10	77	64	3	34	(31)	—	$1,259
Income tax provision	$87								146	$233
Tax rate	11.4%									18.5%
Net income	$679	336	10	77	64	3	34	(31)	(146)	$1,026
Net income per weighted-average share, basic for Class A and Class B (3)	$1.58	$0.78	$0.02	$0.18	$0.15	$0.01	$0.08	$(0.07)	$(0.34)	$2.39
Net income per weighted-average share, diluted for Class A and Class B (4)	$1.57	$0.78	$0.02	$0.18	$0.15	$—	$0.08	$(0.07)	$(0.34)	$2.37

(1)	For the first nine months of 2013, no costs were capitalized for the development of software products. Amortization expense from previously capitalized amounts was $34.
(2)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(3)	Calculated based upon 428,690 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 432,916 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

REVENUES BY TYPE

(in millions)

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues:
License	$639	$564	$1,814	$1,583
Services:
Software maintenance	779	644	2,217	1,864
Professional services	97	81	302	277

Total services	876	725	2,519	2,141

Total revenues	$1,515	$1,289	$4,333	$3,724

Percentage of revenues (1):
License	42.2%	43.7%	41.9%	42.5%
Services:
Software maintenance	51.4%	49.9%	51.2%	50.0%
Professional services	6.4%	6.4%	6.9%	7.5%

Total services	57.8%	56.3%	58.1%	57.5%

Total revenues	100.0%	100.0%	100.0%	100.0%

(1)	Percentage of revenues is calculated based upon the respective underlying, non-rounded data.

VMware, Inc.

REVENUES BY GEOGRAPHY

(in millions)

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues:
United States	$780	$614	$2,112	$1,773
International	735	675	2,221	1,951

Total revenues	$1,515	$1,289	$4,333	$3,724

Percentage of revenues (1):
United States	51.5%	46.9%	48.8%	47.6%
International	48.5%	53.1%	51.2%	52.4%

Total revenues	100.0%	100.0%	100.0%	100.0%

(1)	Percentage of revenues is calculated based upon the respective underlying, non-rounded data.

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES

TO FREE CASH FLOWS

(A NON-GAAP FINANCIAL MEASURE)

(in millions)

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
GAAP cash flows from operating activities	$606	$637	$1,765	$1,848
Capital expenditures	(100)	(94)	(254)	(247)

Free cash flows	$506	$543	$1,511	$1,601

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this press release the following non-GAAP financial measures: non-GAAP operating income, non-GAAP operating margin, non-GAAP other income (expense), net, non-GAAP net income, non-GAAP income per diluted share, and free cash flows. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flows, differ from GAAP in that they exclude stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition and other-related items, certain litigation and other contingencies, the net effect of the amortization and capitalization of software development costs and gain on disposition of certain lines of business and other net, each as discussed below. Free cash flows differ from GAAP cash flows from operating activities in its treatment of capital expenditures.

VMware has also presented in this press release quarterly and annual historical data for revenue and unearned revenue, excluding revenue generated each period by the products and services contributed to Pivotal Software, Inc. on April 1, 2013 and the products and services associated with the divestures consummated by VMware in 2013. VMware management believes that these measures are useful to investors because they allow investors to make meaningful comparisons of VMware revenues and unearned revenues across periods.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude expenses and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•	Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of our employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond VMware’s control. Additionally, in order to establish the amount of expense to recognize for performance-based stock awards, which are also an element of ongoing stock-based compensation, VMware is required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business and to facilitate comparison of its results to those of peer companies.

•	Employer payroll tax on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond our control and do not correlate to the operation of the business.

•	Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•	Realignment charges: Realignment charges include workforce reductions, asset impairments and losses on asset disposals, and costs to exit facilities. VMware management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s ongoing business and operating results.

•	Acquisition and other-related items. Acquisition and other-related items include direct costs of acquisitions and dispositions, such as transaction and advisory fees. Also included are accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware. These accruals are primarily composed of amounts VMware has committed to make to designated founders and key executives of AirWatch, subject to employment conditions and indemnification claims, if any. Additionally, charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments during 2014 are included as other-related items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude these items when looking for a consistent basis for comparison across accounting periods.

•	Certain litigation and other contingencies. VMware, from time to time may incur charges or benefits that are outside of the ordinary course of our business related to litigation and other contingencies. VMware believes it is useful to exclude such charges or benefits because we do not consider such amounts to be part of the ongoing operation of our business and because of the singular nature of the claims underlying the matter.

•	Capitalized software development costs. Capitalized software development costs encompass capitalization of development costs and the subsequent amortization of the capitalized costs over the useful life of the product. Amortization and capitalization of software development costs can vary significantly depending upon the timing of products reaching technological feasibility and being made generally available. VMware did not capitalize software development costs related to product offerings in either fiscal year 2014 or fiscal year 2013 given its current go-to-market strategy. In future periods, VMware does not expect amortization expense as previously capitalized software development costs have become fully amortized.

•	Gain on disposition of certain lines of business and other, net. In 2013, VMware recognized a gain as a result of exiting certain lines of business under its business realignment plan, which was partially offset by a charge recognized for a non–recoverable strategic investment. These transactions resulted in a net gain of $31 million. To the extent that significant gains or losses are realized on such dispositions and strategic investments, they do not occur on a predictable cycle, and such gains and losses are not reflective of VMware’s ongoing business and operating results.

•	Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on VMware’s estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating VMware’s non-GAAP income. VMware’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that VMware management believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to VMware’s estimated annual tax rates as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from VMware’s actual tax liabilities.

Additionally, VMware management believes that the non-GAAP financial measure free cash flows is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.